UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-0162450
(State of incorporation or organization)	(IRS Employer Identification No.)

14817 Oak Lane
Miami Lakes, Florida	33016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-170203

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share, of BankUnited, Inc., a Delaware corporation (the “Registrant”), is set forth in the section entitled “Description of Our Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-170203), as amended (the “Registration Statement”).  That information is incorporated herein by reference.  The description in the final form of prospectus that is filed pursuant to Rule 424(b) of the Securities Act of 1933 shall be incorporated herein by reference, and shall be substituted for the description described above.

Item 2.                    Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 18, 2011	BankUnited, Inc.

/s/ Rajinder P. Singh
	Name:	Rajinder P. Singh
	Title:	Chief Operating Officer